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                                                                    EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT


The Board of Directors
First American Corporation:


We consent to the use of our audit report dated January 30, 1998 on the consolidated financial statements of Peoples Bank and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, contained in this Registration Statement and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus/Proxy Statement.


                                /s/ Kraft Bros., Esstman Patton & Harrell, PLLC


Nashville, Tennessee
August 10, 1998